Exhibit 99.1

310 Holdings, Inc. has Completed the Acquisition of Javaco Inc.

NIAGARA FALLS, Ontario, Aug 28, 2009 (GlobeNewswire via COMTEX) -- 310 Holdings Inc. (OTCBB: TRTN) is pleased to announce that the Company has completed the acquisition of Javaco, Inc,, an international distributor of communications and cable gear that distributes more than 100 lines of equipment, ranging from fiber-optic transmitters to RF connectors.  Javaco, Inc., a member of Inc, 5000, is a profitable, well-managed, growing company with current revenues in excess of $6 million and a strong presence in Latin America.  With offices in Mexico City and Columbus, Ohio, their highly-technical staff strives to provide viable solutions for the ever complex telecommunications industry Visit http://javacoinc.com  for further information about Javaco, Inc.

Javaco, Inc. was purchased for $150,000 USD and 2.5 million shares of restricted common stock.

In addition, for an additional one million shares of restricted common stock, the Company acquired approximately $10 million in U.S. radio and newspaper prepaid advertising covering 10,000 newspapers and 6000 radio stations. The completed package resulted in a total asset purchase of approximately $15 million. The Company believes that the media advertising will be  beneficial in promoting the expansion of the P2O technology and processors as well as the previously-announced planned acquisition of the chemical company’s products and services.

John Bordynuik, 310 Holdings Inc., President and CEO, stated, "We are extremely positive about the Javaco acquisition since it not only adds to our growing revenue base, but it also gives us a foothold and ability for a more rapid expansion of our P2O processors into Mexico, as well as Central, and South America. Furthermore, we will use Javaco’s existing people and business offices to setup and configure our communications infrastructure for our P2O processors.”

About 310 Holdings Inc.

John Bordynuik purchased 63% of the issued and outstanding shares of 310 Holdings on April 23, 2009. Subsequently, John Bordynuik was appointed President and CEO of the Company.

On July 16, 2009, 310 Holdings Inc. acquired certain assets of John Bordynuik Inc., including all of its intellectual property, its custom tape processing hardware, its Swahili data migration system, fixed assets, and its current customer base subject to certain closing conditions and adjustments.

For more information, please see http://www.310holdings.com and http://www.johnbordynuik.com.

Forward-Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees and of 1995. Those statements include statements regarding the intent, belief or current expectations of 310 Holdings Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: 310 Holdings Inc.

By Staff

CONTACT:	310 Holdings Inc. John Bordynuik, President and CEO john@310holdings.com Investor Relations Katie Matkowski +1 (289) 296-5538 Katie@310holding.com

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